Exhibit (h)(9)

John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210

As of December 17, 2014

To the Trustees of:

John Hancock Funds III

601 Congress Street

Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated January 1, 2014, as amended, entered into by and between John Hancock Advisers, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B.

2. We understand and intend that the Trust rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Name: Jeffrey H. Long
Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS III

By:	/s/ Charles A. Rizzo
Name: Charles A. Rizzo
Title: Chief Financial Officer

APPENDIX A

Class Specific Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).1

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix B in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix B) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix B (the “Class Total Operating Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix B) of the share class exceed the Class Total Operating Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

1 Effective July 1, 2015 (the “Effective Date”) for for all Funds in the table below, blue-sky fees and printing and postage fees will be treated as fund level expenses in accordance with the Funds’ Rule 18f-3 Plan. The Adviser will continue to waive blue-sky fees and printing and postage fees as part of the Class Expense Waivers until the Effective Date.

A-1

Fund	Class B	Class R6	Expiration Date of Expense Limit

Core High Yield	N/A	0.00%	June 30, 2016

Disciplined Value Fund	1.30%	0.00%	June 30, 2015

Global Shareholder Yield Fund	1.30%	0.00%	June 30, 2015

International Core Fund	1.30%	0.00%	June 30, 2015

International Growth Fund	1.30%	0.00%	Class B: June 30, 2015 Class R6: June 30, 2016

International Value Equity Fund	N/A	0.00%	June 30, 2015

Select Growth Fund (formerly Rainier Growth Fund)	1.30%	0.00%	June 30, 2015

Small Company Fund	N/A	0.00%	June 30, 2015

Strategic Growth Fund	N/A	0.00%	June 30, 2016
A-2

APPENDIX B

Total Fund Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit (except as otherwise noted)

Core High Yield Fund	1.18%	N/A	1.93%	N/A	N/A	N/A	N/A	N/A	0.87%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2015

Disciplined Value Fund	N/A	N/A	N/A	1.57%	1.32%	1.47%	1.07%	N/A	N/A	0.85%	N/A	N/A	N/A	N/A	N/A	6/30/2015

Disciplined Value Mid Cap Fund	N/A	N/A	N/A	N/A	N/A	N/A	1.15%	N/A	N/A	N/A	N/A	1.25%	N/A	N/A	N/A	6/30/2015

Global Shareholder Yield Fund	N/A	N/A	N/A	N/A	1.47%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.97%	6/30/2015
															See Appendix A

International Core Fund	N/A	N/A	2.30%	1.90%	1.65%	1.80%	1.40%	1.20%	N/A	N/A	N/A	N/A	N/A	N/A	1.12%	6/30/2015
															See Appendix A

B-1

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit (except as otherwise noted)
International Growth Fund	1.60%	N/A	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	1.15%	N/A	N/A	6/30/2015

International	1.60%	N/A	2.35%	N/A	1.68%	N/A	1.43%	N/A	1.29%	N/A	N/A	N/A	N/A	None	1.10%	6/30/2015
Value Equity Fund			(expires 6/30/16)												See Appendix A

Select Growth Fund	N/A	N/A	N/A	1.70%	1.45%	1.60%	1.20%	1.00%	N/A	N/A	N/A	1.14%	N/A	None	0.86%	6/30/2015
(formerly Rainier Growth Fund)															See Appendix A

Small	1.50%	N/A	N/A	1.80%	1.55%	1.70%	1.30%	1.10%	1.14%	N/A	N/A	1.34%	N/A	N/A	1.04%	6/30/2015
Company Fund															See Appendix A

Strategic	1.30%	N/A	2.05%	N/A	N/A	N/A	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2015
Growth Fund			(expires 6/30/16)

B-2